Exhibit 3.2

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141
DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE	North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Certified Copy

7/1/2025 1:17:15 PM

Work Order Number:	W2025070101488
Reference Number:	20255006039
Through Date:	7/1/2025 1:17:15 PM
Corporate Name:	Pelthos Therapeutics Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20255006030	Certificate Pursuant to NRS 78.209	1

Respectfully,

FRANCISCO V. AGUILAR
Nevada Secretary of State

Certified By: Sean Robles

Certificate Number: B202507015862135

You may verify this certificate online at https://www.nvsilverflume.gov/home

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		GABRIEL DI CHIARA Chief Deputy Secretary of State

RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada		DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

2250 Las Vegas Blvd North, Suite 400	OFFICE OF THE	401 N. Carson Street
North Las Vegas, NV 89030	SECRETARY OF STATE	Carson City, NV 89701
Telephone (702) 486-2880		Telephone (775) 684-5708
Fax (702) 486-2452		Fax (775) 684-7141

Business Entity - Filing Acknowledgement

07/01/2025

Work Order Item Number:	W2025070101488-4556037
Filing Number:	20255006030
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	7/1/2025 12:38:00 PM
Filing Page(s):	1

Indexed Entity Information:
Entity ID: E42848462024-4	Entity Name: Pelthos Therapeutics Inc.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent
NEVADA AGENCY AND TRANSFER COMPANY
50 West Liberty Street, Suite 880, Reno, NV 89501, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

2250 Las Vegas Blvd North	401 N. Carson Street	1 State of Nevada Way
North Las Vegas, NV 89030	Carson City, NV 89701	Las Vegas, NV 89119

Filed in the Office of	Business Number E42848462024-4
FVAguilar	Filing Number 20255006030
Secretary of State State Of Nevada	Filed On 7/1/2025 12:38:00 PM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Pelthos Therapeutics Inc. Entity or Nevada Business Identification Number (NVID): NV20243232146
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 200,000,000 shares of Common Stock, par value $0.0001 per share 20,000,000 shares of Preferred Stock, par value $0.0001 per share
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 200,000,000 shares of Common Stock, par value $0.0001 per share 20,000,000 shares of Preferred Stock, par value $0.0001 per share
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One share of Common Stock will be issued to each record holder after the change for every 10 shares held by such holder immediately prior to the change.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional share of Common Stock that would otherwise result from the change will be rounded up to the nearest whole share.
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 07/01/2025 Time: 4:06 p.m. ET (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Signed by: Francis Knuettel II 183AE9909404476... Signature of Officer — Title: Chief Financial Officer — Date: 07/01/2025

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.

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Revised: 8/1/2023